Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS SECOND QUARTER FINANCIAL RESULTS

Richmond, Va., July 25, 2023 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $52.3 million and basic and diluted earnings per common share of $0.70 for the second quarter of 2023 and adjusted operating earnings available to common shareholders(1) of $55.4 million and adjusted diluted operating earnings per common share(1) of $0.74 for the second quarter of 2023.

As previously disclosed, the Company initiated a series of cost saving measures during the second quarter of 2023 that is expected to reduce the annual expense run rate by approximately $17 million. As a result of these measures, the Company incurred $3.9 million in pre-tax expenses during the second quarter of 2023, and the Company expects to recognize additional pre-tax expenses associated with these actions of approximately $7.5 million during the third quarter of 2023.

“Atlantic Union delivered strong second quarter financial results despite the turmoil in the banking industry during the first half of the year,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Loan growth remained strong and deposit levels were stable during the quarter. We believe that our model of a diversified, traditional, full-service bank that delivers the products and services that our customers want and need combined with local decision making, responsiveness and client service orientation positively sets us apart from other banks, both larger and smaller, in these challenging times.”

“Operating under the mantra of soundness, profitability and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

NET INTEREST INCOME

For the second quarter of 2023, net interest income was $152.1 million, a decrease of $1.3 million from $153.4 million in the first quarter of 2023. Net interest income (FTE)(1) was $155.8 million in the second quarter of 2023, a decrease of $1.5 million from the first quarter of 2023. The decreases in net interest income and net interest income (FTE)(1) were primarily driven by higher deposit costs due to increases in market interest rates, as well as changes in the deposit mix as depositors migrated to higher cost interest bearing deposit accounts. These decreases were partially offset by an increase in interest income on loans due to net loan growth and variable rate loans repricing as short-term interest rates increased. Our net interest margin decreased 4 basis points from the prior quarter to 3.37% at June 30, 2023, and our net interest margin (FTE)(1) decreased 5 basis points during the same period to 3.45%. Earning asset yields increased by 27 basis points to 5.19% in the second quarter of 2023 compared to the first quarter of 2023, primarily due to the impact of increases in market interest rates on loans. Our cost of funds increased by 32 basis points to 1.74% at June 30, 2023 compared to the prior quarter, driven by higher deposit and borrowing costs and funding mix as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. The impact of net accretion in the first and second quarters of 2023 are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended March 31, 2023	$1,106	$(14)	$(209)	$883
For the quarter ended June 30, 2023	1,073	(7)	(213)	853

ASSET QUALITY

Overview

At June 30, 2023, nonperforming assets (“NPAs”) as a percentage of total loans held for investment (“LHFI”) decreased 1 basis point from the prior quarter to 0.19% and included nonaccrual loans of $29.1 million. Accruing past due loans as a percentage of total LHFI totaled 16 basis points at June 30, 2023, a decrease of 5 basis points from March 31, 2023, and an increase of 1 basis point from June 30, 2022. Net charge-offs were 0.04% of total average LHFI (annualized) for the second quarter of 2023, a decrease of 9 basis points from March 31, 2023, and an increase of 1 basis point from June 30, 2022. The allowance for credit losses (“ACL”) totaled $136.2 million at June 30, 2023, a $4.5 million increase from the prior quarter.

Nonperforming Assets

At June 30, 2023, NPAs totaled $29.2 million, compared to $29.1 million in the prior quarter. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Nonaccrual loans	$29,105	$29,082	$27,038	$26,500	$29,070
Foreclosed properties	50	29	76	2,087	2,065
Total nonperforming assets	$29,155	$29,111	$27,114	$28,587	$31,135

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Beginning Balance	$29,082	$27,038	$26,500	$29,070	$29,032
Net customer payments	(5,950)	(1,755)	(1,805)	(3,725)	(2,472)
Additions	6,685	4,151	2,935	1,302	3,203
Charge-offs	(712)	(39)	(461)	(125)	(311)
Loans returning to accruing status	—	(313)	(131)	—	—
Transfers to foreclosed property	—	—	—	(22)	(382)
Ending Balance	$29,105	$29,082	$27,038	$26,500	$29,070

Past Due Loans

At June 30, 2023, past due loans still accruing interest totaled $24.1 million or 0.16% of total LHFI, compared to $30.9 million or 0.21% of total LHFI at March 31, 2023, and $20.4 million or 0.15% of total LHFI at June 30, 2022. Of the total past due loans still accruing interest, $10.1 million or 0.07% of total LHFI were loans past due 90 days or more at June 30, 2023, compared to $7.2 million or 0.05% of total LHFI at March 31, 2023, and $4.6 million or 0.03% of total LHFI at June 30, 2022. The increase in loans past due 90 days or more was primarily due to one credit relationship within the commercial real estate – non-owner occupied portfolio.

Allowance for Credit Losses

At June 30, 2023, the ACL was $136.2 million and included an allowance for loan and lease losses (“ALLL”) of $120.7 million and a reserve for unfunded commitments of $15.5 million. The ACL at June 30, 2023 increased $4.5 million from March 31, 2023 due to loan growth in the second quarter of 2023 and the impact of continued uncertainty in the economic outlook.

At both June 30, 2023 and March 31, 2023, the ACL as a percentage of total LHFI was 0.90%, and the ALLL as a percentage of total LHFI was 0.80%.

Net Charge-offs

Net charge-offs were $1.6 million or 0.04% of total average LHFI on an annualized basis for the second quarter of 2023, compared to $4.6 million or 0.13% (annualized) for the first quarter of 2023, and $939,000 or 0.03% (annualized) for the second quarter of 2022.

Provision for Credit Losses

For the second quarter of 2023, the Company recorded a provision for credit losses of $6.1 million, compared to a provision for credit losses of $11.9 million in the prior quarter, and a provision for credit losses of $3.6 million in the second quarter of 2022. The provision for credit losses for the second quarter of 2023 reflected a provision of $5.7 million for loan losses and a $349,000 provision for unfunded commitments.

NONINTEREST INCOME

Noninterest income increased $14.6 million to $24.2 million for the second quarter of 2023 from $9.6 million in the prior quarter, primarily due to $13.4 million of losses incurred on the sale of available for sale (“AFS”) securities in the prior quarter, driven by the Company’s balance sheet repositioning transactions, and that were not repeated during the second quarter. In addition, loan-related interest rate swap fees increased $877,000 from the prior quarter due to several new swap transactions, and other operating income increased $259,000 from the prior quarter primarily driven by an increase in loan syndication revenue. These increases in noninterest income were partially offset by a $405,000 decrease in mortgage banking income due to a decline in gain on sale margins.

NONINTEREST EXPENSE

Noninterest expense decreased $2.6 million to $105.7 million for the second quarter of 2023 from $108.3 million in the prior quarter. Adjusted operating noninterest expense,(1) which excludes amortization of intangible assets ($2.2 million in the second quarter and $2.3 million in the first quarter), expenses incurred associated with our strategic cost savings initiatives principally composed of severance charges related to headcount reductions and charges for exiting leases ($3.9 million in the second quarter), and the legal reserve associated with an ongoing regulatory matter as previously disclosed ($5.0 million in the first quarter), decreased $1.5 million to $99.5 million for the second quarter of 2023 from $101.0 million in the prior quarter. The decrease in adjusted operating noninterest expense(1) was primarily due to a $1.8 million decrease included within other expenses, composed of OREO-related gains recognized in the current quarter and reduced branch closing costs as compared to the prior quarter, and a $1.4 million decrease in salaries and benefits expense, outside of severance charges related to headcount reductions in the quarter, primarily due to seasonal decreases in payroll related taxes and 401(k) contribution expenses. These decreases in adjusted operating noninterest expense(1) were partially offset by increases of $1.0 million in professional services expense related to the LIBOR transition and other strategic projects, $466,000 in marketing and advertising expense, and $424,000 in technology and data processing expense.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2023 and 2022 was 14.4% and 16.7%, respectively, and the effective tax rate for the six months ended June 30, 2023 and 2022 was 15.5% and 17.1%, respectively. The decrease in the effective tax rates is due to the increased proportion of tax-exempt income to pre-tax income for both the three and six months ended June 30, 2023 compared to the prior quarter and prior year, respectively.

BALANCE SHEET

At June 30, 2023, total assets were $20.6 billion, an increase of $499.0 million or approximately 10.0% (annualized)

from March 31, 2023, and an increase of $940.5 million or approximately 4.8% from June 30, 2022. Total assets increased from the prior quarter primarily due to a $482.7 million increase in LHFI (net of deferred fees and costs). Total assets increased from the prior year period primarily due to a $1.4 billion increase in LHFI (net of deferred fees and costs), partially offset by a $676.8 million decrease in investment securities due to the sale of $505.7 million in AFS securities as part of the Company’s balance sheet restructuring executed in the first quarter of 2023, as well as a decline in the market value of the AFS securities portfolio, due to the impact of market interest rate fluctuations.

At June 30, 2023, LHFI (net of deferred fees and costs) totaled $15.1 billion, an increase of $482.7 million or 13.3% (annualized) from $14.6 billion at March 31, 2023. Average LHFI (net of deferred fees and costs) totaled $14.7 billion at

June 30, 2023, an increase of $240.6 million or 6.7% (annualized) from the prior quarter. At June 30, 2023, LHFI (net of deferred fees and costs) increased $1.4 billion or 10.3% from June 30, 2022, and quarterly average LHFI (net of deferred fees and costs) increased $1.2 billion or 9.0% from the same period in the prior year. LHFI (net of deferred fees and costs) increased from the prior quarter and the same period in the prior year primarily due to increases in the commercial and industrial and commercial real estate non-owner occupied portfolios.

At June 30, 2023, total investments were $3.1 billion, a decrease of $52.2 million from March 31, 2023 and a decrease of $676.8 million from June 30, 2022. AFS securities totaled $2.2 billion at June 30, 2023, $2.3 billion at March 31, 2023, and $3.0 billion at June 30, 2022. At June 30, 2023, total net unrealized losses on the AFS securities portfolio were $450.1 million, an increase of $42.2 million from total net unrealized losses on AFS securities of $407.9 at March 31, 2023. Held to maturity (“HTM”) securities are carried at cost and totaled $849.6 million at June 30, 2023, $855.4 million at March 31, 2023, and $780.7 million at June 30, 2022 and have net unrealized losses of $41.8 million at June 30, 2023, an increase of $9.5 million from net unrealized losses on HTM securities of $32.3 million at March 31, 2023.

At June 30, 2023, total deposits were $16.4 billion, a decrease of $43.9 million or approximately 1.1% (annualized) from March 31, 2023. Average deposits at June 30, 2023 decreased from the prior quarter by $137.1 million or 3.3% (annualized). Total deposits decreased from the prior quarter due to the impact of customer behavior in response to inflation and higher market interest rates, resulting in a decrease in low costing customer deposits, partially offset by an increase in customer time deposits and brokered deposits. Total deposits at June 30, 2023 increased $283.4 million or 1.8% from June 30, 2022, and quarterly average deposits at June 30, 2023 increased $89.1 million or 0.6% from the same period in the prior year. Total deposits increased from the same period in the prior year primarily due to increases in interest bearing customer deposits and brokered deposits, partially offset by decreases in demand deposits.

At June 30, 2023, total borrowings were $1.3 billion, an increase of $521.4 million from March 31, 2023 and an increase of $522.4 million from June 30, 2022. Total borrowings increased from the prior quarter and prior year primarily due to an increase in Federal Home Loan Bank short-term borrowings, which was used to fund loan growth.

The following table shows the Company’s capital ratios at the quarters ended:

	June 30,	March 31,	June 30,
	2023	2023	2022
Common equity Tier 1 capital ratio (2)	9.86%	9.91%	9.96%
Tier 1 capital ratio (2)	10.81%	10.89%	11.00%
Total capital ratio (2)	13.64%	13.76%	13.86%
Leverage ratio (Tier 1 capital to average assets) (2)	9.64%	9.38%	9.26%
Common equity to total assets	10.96%	11.31%	11.32%
Tangible common equity to tangible assets (1)	6.66%	6.91%	6.78%

At June 30, 2023, the Company’s common equity to total assets ratio and tangible common equity to tangible assets ratio decreased compared to the prior quarter and prior year primarily due to the unrealized losses on the AFS securities portfolio recorded in other comprehensive income due to higher market interest rates, as well as the increase in total assets.

During the second quarter of 2023, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the first quarter of 2023 and the second quarter of 2022. During the second quarter of 2023, the Company also declared and paid cash dividends of $0.30 per common share, consistent with the first quarter of 2023 and an increase of $0.02 or approximately 7.1% from the second quarter of 2022.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at June 30, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ANNOUNCED TRANSACTION

As announced and further described in a separate press release issued by the Company today, the Company has entered into a merger agreement to acquire American National Bankshares Inc. (“American National”) in an all-stock transaction.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 109 branches and approximately 125 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

SECOND QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL

In light of today’s announcement that the Company has entered into a merger agreement to acquire American National, the Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, July 25, 2023 during which the Company’s management will review the Company’s financial results for the second quarter 2023 and discuss the proposed merger.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/g5jw6mu3.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI1a5d16a5982740369c57e980002f5ab6. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended June 30, 2023, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to our business, financial and operating results, including our deposit base, the impact of future economic conditions, the impact of cost saving measures, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by inflation, changing interest rates, or other factors;
●	our liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events, and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for the our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	the discontinuation of LIBOR and its impact on the financial markets, and our ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill;
●	other factors, many of which are beyond our control; and
●	the risks, uncertainties and assumptions set forth under the heading “Caution About Forward-Looking Statements” in the joint press release issued by the Company and American National on the date hereof with respect to the proposed merger transaction between the Company and American National.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Results of Operations
Interest and dividend income	$230,247	$217,546	$148,755	$447,793	$287,212
Interest expense	78,163	64,103	9,988	142,265	17,514
Net interest income	152,084	153,443	138,767	305,528	269,698
Provision for credit losses	6,069	11,850	3,559	17,920	6,359
Net interest income after provision for credit losses	146,015	141,593	135,208	287,608	263,339
Noninterest income	24,197	9,628	38,286	33,824	68,439
Noninterest expenses	105,661	108,274	98,768	213,934	204,089
Income before income taxes	64,551	42,947	74,726	107,498	127,689
Income tax expense	9,310	7,294	12,500	16,604	21,773
Net income	55,241	35,653	62,226	90,894	105,916
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$52,274	$32,686	$59,259	$84,960	$99,982

Interest earned on earning assets (FTE) (1)	$233,913	$221,334	$152,332	$455,248	$294,124
Net interest income (FTE) (1)	155,750	157,231	142,344	312,983	276,610
Total revenue (FTE) (1)	179,947	166,859	180,630	346,807	345,049
Pre-tax pre-provision adjusted operating earnings (7)	74,553	73,197	69,205	147,751	130,476

Key Ratios
Earnings per common share, diluted	$0.70	$0.44	$0.79	$1.13	$1.33
Return on average assets (ROA)	1.10%	0.71%	1.27%	0.90%	1.08%
Return on average equity (ROE)	9.00%	5.97%	10.21%	7.51%	8.37%
Return on average tangible common equity (ROTCE) (2) (3)	16.11%	10.71%	18.93%	13.46%	14.97%
Efficiency ratio	59.94%	66.40%	55.78%	63.04%	60.36%
Efficiency ratio (FTE) (1)	58.72%	64.89%	54.68%	61.69%	59.15%
Net interest margin	3.37%	3.41%	3.15%	3.39%	3.06%
Net interest margin (FTE) (1)	3.45%	3.50%	3.24%	3.47%	3.14%
Yields on earning assets (FTE) (1)	5.19%	4.92%	3.46%	5.05%	3.34%
Cost of interest-bearing liabilities	2.42%	2.02%	0.35%	2.22%	0.30%
Cost of deposits	1.61%	1.28%	0.15%	1.44%	0.13%
Cost of funds	1.74%	1.42%	0.22%	1.58%	0.20%

Operating Measures (4)
Adjusted operating earnings	$58,348	$50,189	$54,244	$108,537	$102,285
Adjusted operating earnings available to common shareholders	55,381	47,222	51,277	102,603	96,351
Adjusted operating earnings per common share, diluted	$0.74	$0.63	$0.69	$1.37	$1.28
Adjusted operating ROA	1.16%	1.00%	1.10%	1.08%	1.04%
Adjusted operating ROE	9.51%	8.40%	8.90%	8.96%	8.08%
Adjusted operating ROTCE (2) (3)	17.03%	15.22%	16.47%	16.14%	14.45%
Adjusted operating efficiency ratio (FTE) (1)(6)	55.30%	56.03%	55.88%	55.66%	57.34%

Per Share Data
Earnings per common share, basic	$0.70	$0.44	$0.79	$1.13	$1.33
Earnings per common share, diluted	0.70	0.44	0.79	1.13	1.33
Cash dividends paid per common share	0.30	0.30	0.28	0.60	0.56
Market value per share	25.95	35.05	33.92	25.95	33.92
Book value per common share	30.31	30.53	29.95	30.31	29.95
Tangible book value per common share (2)	17.58	17.78	17.07	17.58	17.07
Price to earnings ratio, diluted	9.28	19.77	10.68	11.35	12.65
Price to book value per common share ratio	0.86	1.15	1.13	0.86	1.13
Price to tangible book value per common share ratio (2)	1.48	1.97	1.99	1.48	1.99
Weighted average common shares outstanding, basic	74,995,450	74,832,141	74,847,899	74,914,247	75,194,347
Weighted average common shares outstanding, diluted	74,995,557	74,835,514	74,849,871	74,915,977	75,201,326
Common shares outstanding at end of period	74,998,075	74,989,228	74,688,314	74,998,075	74,688,314

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.86%	9.91%	9.96%	9.86%	9.96%
Tier 1 capital ratio (5)	10.81%	10.89%	11.00%	10.81%	11.00%
Total capital ratio (5)	13.64%	13.76%	13.86%	13.64%	13.86%
Leverage ratio (Tier 1 capital to average assets) (5)	9.64%	9.38%	9.26%	9.64%	9.26%
Common equity to total assets	10.96%	11.31%	11.32%	10.96%	11.32%
Tangible common equity to tangible assets (2)	6.66%	6.91%	6.78%	6.66%	6.78%

Financial Condition
Assets	$20,602,332	$20,103,370	$19,661,799	$20,602,332	$19,661,799
LHFI (net of deferred fees and costs)	15,066,930	14,584,280	13,655,408	15,066,930	13,655,408
Securities	3,143,236	3,195,399	3,820,078	3,143,236	3,820,078
Earning Assets	18,452,007	17,984,057	17,578,979	18,452,007	17,578,979
Goodwill	925,211	925,211	925,211	925,211	925,211
Amortizable intangibles, net	23,469	24,482	31,621	23,469	31,621
Deposits	16,411,987	16,455,910	16,128,635	16,411,987	16,128,635
Borrowings	1,320,301	798,910	797,948	1,320,301	797,948
Stockholders' equity	2,424,470	2,440,236	2,391,476	2,424,470	2,391,476
Tangible common equity (2)	1,309,433	1,324,186	1,268,287	1,309,433	1,268,287

LHFI, net of deferred fees and costs
Construction and land development	$1,231,720	$1,179,872	$988,379	$1,231,720	$988,379
Commercial real estate - owner occupied	1,952,189	1,956,585	1,965,702	1,952,189	1,965,702
Commercial real estate - non-owner occupied	4,113,318	3,968,085	3,860,819	4,113,318	3,860,819
Multifamily real estate	788,895	822,006	762,502	788,895	762,502
Commercial & Industrial	3,373,148	3,082,478	2,595,891	3,373,148	2,595,891
Residential 1-4 Family - Commercial	518,317	522,760	553,771	518,317	553,771
Residential 1-4 Family - Consumer	1,017,698	974,511	865,174	1,017,698	865,174
Residential 1-4 Family - Revolving	600,339	589,791	583,073	600,339	583,073
Auto	585,756	600,658	525,301	585,756	525,301
Consumer	134,709	145,090	180,045	134,709	180,045
Other Commercial	750,841	742,444	774,751	750,841	774,751
Total LHFI	$15,066,930	$14,584,280	$13,655,408	$15,066,930	$13,655,408

Deposits
Interest checking accounts	$4,824,192	$4,714,366	$3,943,303	$4,824,192	$3,943,303
Money market accounts	3,413,936	3,547,514	3,956,046	3,413,936	3,956,046
Savings accounts	986,081	1,047,914	1,165,577	986,081	1,165,577
Customer time deposits of $250,000 and over	578,739	541,447	335,706	578,739	335,706
Other customer time deposits	1,813,031	1,648,747	1,308,493	1,813,031	1,308,493
Time deposits	2,391,770	2,190,194	1,644,199	2,391,770	1,644,199
Total interest-bearing customer deposits	11,615,979	11,499,988	10,709,125	11,615,979	10,709,125
Brokered deposits	485,702	377,913	57,972	485,702	57,972
Total interest-bearing deposits	$12,101,681	$11,877,901	$10,767,097	$12,101,681	$10,767,097
Demand deposits	4,310,306	4,578,009	5,361,538	4,310,306	5,361,538
Total deposits	$16,411,987	$16,455,910	$16,128,635	$16,411,987	$16,128,635

Averages
Assets	$20,209,687	$20,384,351	$19,719,402	$20,296,536	$19,819,330
LHFI (net of deferred fees and costs)	14,746,218	14,505,611	13,525,529	14,626,579	13,413,780
Loans held for sale	14,413	5,876	20,634	10,168	17,652
Securities	3,176,662	3,467,561	3,930,912	3,321,308	4,064,007
Earning assets	18,091,809	18,238,088	17,646,470	18,164,545	17,765,085
Deposits	16,280,154	16,417,212	16,191,056	16,348,304	16,351,822
Time deposits	2,500,966	2,291,530	1,667,378	2,396,827	1,716,743
Interest-bearing deposits	11,903,004	11,723,865	10,824,465	11,813,929	11,054,095
Borrowings	1,071,171	1,122,244	765,886	1,096,567	639,506
Interest-bearing liabilities	12,974,175	12,846,109	11,590,351	12,910,496	11,693,601
Stockholders' equity	2,460,741	2,423,600	2,445,045	2,442,273	2,552,418
Tangible common equity (2)	1,345,426	1,306,445	1,304,536	1,326,043	1,410,342

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$116,512	$110,768	$102,591	$110,768	$99,787
Add: Recoveries	1,035	1,167	1,018	2,202	2,531
Less: Charge-offs	2,602	5,726	1,957	8,328	3,466
Add: Provision for loan losses	5,738	10,303	2,532	16,041	5,332
Ending balance, ALLL	$120,683	$116,512	$104,184	$120,683	$104,184

Beginning balance, Reserve for unfunded commitment (RUC)	$15,199	$13,675	$8,000	$13,675	$8,000
Add: Provision for unfunded commitments	349	1,524	1,000	1,873	1,000
Ending balance, RUC	$15,548	$15,199	$9,000	$15,548	$9,000
Total ACL	$136,231	$131,711	$113,184	$136,231	$113,184

ACL / total LHFI	0.90%	0.90%	0.83%	0.90%	0.83%
ALLL / total LHFI	0.80%	0.80%	0.76%	0.80%	0.76%
Net charge-offs / total average LHFI	0.04%	0.13%	0.03%	0.08%	0.01%
Provision for loan losses/ total average LHFI	0.16%	0.29%	0.08%	0.22%	0.08%

Nonperforming Assets
Construction and land development	$284	$363	$581	$284	$581
Commercial real estate - owner occupied	3,978	6,174	4,996	3,978	4,996
Commercial real estate - non-owner occupied	6,473	1,481	3,301	6,473	3,301
Commercial & Industrial	2,738	4,815	2,728	2,738	2,728
Residential 1-4 Family - Commercial	1,844	1,907	2,031	1,844	2,031
Residential 1-4 Family - Consumer	10,033	10,540	12,084	10,033	12,084
Residential 1-4 Family - Revolving	3,461	3,449	3,069	3,461	3,069
Auto	291	347	279	291	279
Consumer	3	6	1	3	1
Nonaccrual loans	$29,105	$29,082	$29,070	$29,105	$29,070
Foreclosed property	50	29	2,065	50	2,065
Total nonperforming assets (NPAs)	$29,155	$29,111	$31,135	$29,155	$31,135
Construction and land development	$24	$249	$1	$24	$1
Commercial real estate - owner occupied	2,463	2,133	792	2,463	792
Commercial real estate - non-owner occupied	2,763	1,032	642	2,763	642
Commercial & Industrial	810	633	322	810	322
Residential 1-4 Family - Commercial	693	232	184	693	184
Residential 1-4 Family - Consumer	1,716	859	1,112	1,716	1,112
Residential 1-4 Family - Revolving	1,259	1,766	997	1,259	997
Auto	243	137	134	243	134
Consumer	74	137	79	74	79
Other Commercial	66	66	329	66	329
LHFI ≥ 90 days and still accruing	$10,111	$7,244	$4,592	$10,111	$4,592
Total NPAs and LHFI ≥ 90 days	$39,266	$36,355	$35,727	$39,266	$35,727
NPAs / total LHFI	0.19%	0.20%	0.23%	0.19%	0.23%
NPAs / total assets	0.14%	0.14%	0.16%	0.14%	0.16%
ALLL / nonaccrual loans	414.65%	400.63%	358.39%	414.65%	358.39%
ALLL/ nonperforming assets	413.94%	400.23%	334.62%	413.94%	334.62%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Past Due Detail
Construction and land development	$295	$815	$645	$295	$645
Commercial real estate - owner occupied	602	2,251	1,374	602	1,374
Commercial real estate - non-owner occupied	—	52	511	—	511
Commercial & Industrial	254	981	2,581	254	2,581
Residential 1-4 Family - Commercial	1,076	1,399	1,944	1,076	1,944
Residential 1-4 Family - Consumer	1,504	11,579	594	1,504	594
Residential 1-4 Family - Revolving	1,729	1,384	1,368	1,729	1,368
Auto	2,877	2,026	1,841	2,877	1,841
Consumer	334	295	361	334	361
Other Commercial	23	—	11	23	11
LHFI 30-59 days past due	$8,694	$20,782	$11,230	$8,694	$11,230
Commercial real estate - owner occupied	10	798	807	10	807
Commercial & Industrial	400	61	546	400	546
Residential 1-4 Family - Commercial	189	271	474	189	474
Residential 1-4 Family - Consumer	2,813	158	1,646	2,813	1,646
Residential 1-4 Family - Revolving	1,114	1,069	731	1,114	731
Auto	564	295	213	564	213
Consumer	214	176	210	214	210
LHFI 60-89 days past due	$5,304	$2,828	$4,627	$5,304	$4,627

Past Due and still accruing	$24,109	$30,854	$20,449	$24,109	$20,449
Past Due and still accruing / total LHFI	0.16%	0.21%	0.15%	0.16%	0.15%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$152,084	$153,443	$138,767	$305,528	$269,698
FTE adjustment	3,666	3,788	3,577	7,455	6,912
Net interest income (FTE) (non-GAAP)	$155,750	$157,231	$142,344	$312,983	$276,610
Noninterest income (GAAP)	24,197	9,628	38,286	33,824	68,439
Total revenue (FTE) (non-GAAP)	$179,947	$166,859	$180,630	$346,807	$345,049

Average earning assets	$18,091,809	$18,238,088	$17,646,470	$18,164,545	$17,765,085
Net interest margin	3.37%	3.41%	3.15%	3.39%	3.06%
Net interest margin (FTE)	3.45%	3.50%	3.24%	3.47%	3.14%

Tangible Assets (2)
Ending assets (GAAP)	$20,602,332	$20,103,370	$19,661,799	$20,602,332	$19,661,799
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	23,469	24,482	31,621	23,469	31,621
Ending tangible assets (non-GAAP)	$19,653,652	$19,153,677	$18,704,967	$19,653,652	$18,704,967

Tangible Common Equity (2)
Ending equity (GAAP)	$2,424,470	$2,440,236	$2,391,476	$2,424,470	$2,391,476
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	23,469	24,482	31,621	23,469	31,621
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,309,433	$1,324,186	$1,268,287	$1,309,433	$1,268,287

Average equity (GAAP)	$2,460,741	$2,423,600	$2,445,045	$2,442,273	$2,552,418
Less: Average goodwill	925,211	925,211	935,446	925,211	935,503
Less: Average amortizable intangibles	23,748	25,588	38,707	24,663	40,217
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,345,426	$1,306,445	$1,304,536	$1,326,043	$1,410,342

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$52,274	$32,686	$59,259	$84,960	$99,982
Plus: Amortization of intangibles, tax effected	1,751	1,800	2,303	3,550	4,704
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$54,025	$34,486	$61,562	$88,510	$104,686

Return on average tangible common equity (ROTCE)	16.11%	10.71%	18.93%	13.46%	14.97%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Operating Measures (4)
Net income (GAAP)	$55,241	$35,653	$62,226	$90,894	$105,916
Plus: Strategic cost saving initiatives, net of tax	3,109	—	—	3,109	—
Plus: Legal reserve, net of tax	—	3,950	—	3,950	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	—	4,351
Less: Gain (loss) on sale of securities, net of tax	2	(10,586)	(2)	(10,584)	(2)
Less: Gain on sale of DHFB, net of tax	—	—	7,984	—	7,984
Adjusted operating earnings (non-GAAP)	58,348	50,189	54,244	108,537	102,285
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Adjusted operating earnings available to common shareholders (non-GAAP)	$55,381	$47,222	$51,277	$102,603	$96,351

Noninterest expense (GAAP)	$105,661	$108,274	$98,768	$213,934	$204,089
Less: Amortization of intangible assets	2,216	2,279	2,915	4,494	5,954
Less: Strategic cost saving initiatives	3,935	—	—	3,935	—
Less: Legal reserve	—	5,000	—	5,000	—
Less: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Adjusted operating noninterest expense (non-GAAP)	$99,510	$100,995	$95,853	$200,505	$192,627

Noninterest income (GAAP)	$24,197	$9,628	$38,286	$33,824	$68,439
Less: Gain (loss) on sale of securities	2	(13,400)	(2)	(13,398)	(2)
Less: Gain on sale of DHFB	—	—	9,082	—	9,082
Adjusted operating noninterest income (non-GAAP)	$24,195	$23,028	$29,206	$47,222	$59,359

Net interest income (FTE) (non-GAAP) (1)	$155,750	$157,231	$142,344	$312,983	$276,610
Adjusted operating noninterest income (non-GAAP)	24,195	23,028	29,206	47,222	59,359
Total adjusted revenue (FTE) (non-GAAP) (1)	$179,945	$180,259	$171,550	$360,205	$335,969

Efficiency ratio	59.94%	66.40%	55.78%	63.04%	60.36%
Efficiency ratio (FTE) (1)	58.72%	64.89%	54.68%	61.69%	59.15%
Adjusted operating efficiency ratio (FTE) (1)(6)	55.30%	56.03%	55.88%	55.66%	57.34%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$58,348	$50,189	$54,244	$108,537	$102,285

Average assets (GAAP)	$20,209,687	$20,384,351	$19,719,402	$20,296,536	$19,819,330
Return on average assets (ROA) (GAAP)	1.10%	0.71%	1.27%	0.90%	1.08%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.16%	1.00%	1.10%	1.08%	1.04%

Average equity (GAAP)	$2,460,741	$2,423,600	$2,445,045	$2,442,273	$2,552,418
Return on average equity (ROE) (GAAP)	9.00%	5.97%	10.21%	7.51%	8.37%
Adjusted operating return on average equity (ROE) (non-GAAP)	9.51%	8.40%	8.90%	8.96%	8.08%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$55,381	$47,222	$51,277	$102,603	$96,351
Plus: Amortization of intangibles, tax effected	1,751	1,800	2,303	3,550	4,704
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$57,132	$49,022	$53,580	$106,153	$101,055

Average tangible common equity (non-GAAP)	$1,345,426	$1,306,445	$1,304,536	$1,326,043	$1,410,342
Adjusted operating return on average tangible common equity (non-GAAP)	17.03%	15.22%	16.47%	16.14%	14.45%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$55,241	$35,653	$62,226	$90,894	$105,916
Plus: Provision for credit losses	6,069	11,850	3,559	17,920	6,359
Plus: Income tax expense	9,310	7,294	12,500	16,604	21,773
Plus: Strategic cost saving initiatives	3,935	—	—	3,935	—
Plus: Legal reserve	—	5,000	—	5,000	—
Plus: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Less: Gain (loss) on sale of securities	2	(13,400)	(2)	(13,398)	(2)
Less: Gain on sale of DHFB	—	—	9,082	—	9,082
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$74,553	$73,197	$69,205	$147,751	$130,476
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$71,586	$70,230	$66,238	$141,817	$124,542

Weighted average common shares outstanding, diluted	74,995,557	74,835,514	74,849,871	74,915,977	75,201,326
Pre-tax pre-provision earnings per common share, diluted	$0.95	$0.94	$0.88	$1.89	$1.66

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Mortgage Origination Held for Sale Volume
Refinance Volume	$4,076	$3,452	$14,916	$7,528	$48,116
Purchase Volume	32,168	32,192	84,551	64,361	142,846
Total Mortgage loan originations held for sale	$36,244	$35,644	$99,467	$71,889	$190,962
% of originations held for sale that are refinances	11.2%	9.7%	15.0%	10.5%	25.2%

Wealth
Assets under management	$4,774,501	$4,494,268	$4,415,537	$4,774,501	$4,415,537

Other Data
End of period full-time employees	1,878	1,840	1,856	1,878	1,856
Number of full-service branches	109	109	114	109	114
Number of automatic transaction machines ("ATMs")	123	127	131	123	131

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, gain (loss) on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), gain on sale of DHFB, as well as strategic branch closure initiatives and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations.

(5)	All ratios at June 30, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, gain (loss) on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic cost saving initiatives, gain on sale of DHFB, as well as strategic branch closure initiatives and related facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the organization’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, gain (loss) on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic cost saving initiatives, gain on sale of DHFB, as well as strategic branch closure initiatives and related facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2023	2022	2022
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$199,778	$216,384	$158,902
Interest-bearing deposits in other banks	227,015	102,107	82,086
Federal funds sold	1,474	1,457	388
Total cash and cash equivalents	428,267	319,948	241,376
Securities available for sale, at fair value	2,182,448	2,741,816	2,951,421
Securities held to maturity, at carrying value	849,610	847,732	780,749
Restricted stock, at cost	111,178	120,213	87,908
Loans held for sale	10,327	3,936	15,866
Loans held for investment, net of deferred fees and costs	15,066,930	14,449,142	13,655,408
Less: allowance for loan and lease losses	120,683	110,768	104,184
Total loans held for investment, net	14,946,247	14,338,374	13,551,224
Premises and equipment, net	114,786	118,243	128,661
Goodwill	925,211	925,211	925,211
Amortizable intangibles, net	23,469	26,761	31,621
Bank owned life insurance	446,441	440,656	436,703
Other assets	564,348	578,248	511,059
Total assets	$20,602,332	$20,461,138	$19,661,799
LIABILITIES
Noninterest-bearing demand deposits	$4,310,306	$4,883,239	$5,361,538
Interest-bearing deposits	12,101,681	11,048,438	10,767,097
Total deposits	16,411,987	15,931,677	16,128,635
Securities sold under agreements to repurchase	130,461	142,837	118,658
Other short-term borrowings	799,400	1,176,000	290,000
Long-term borrowings	390,440	389,863	389,290
Other liabilities	445,574	448,024	343,740
Total liabilities	18,177,862	18,088,401	17,270,323
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	99,088	98,873	98,822
Additional paid-in capital	1,776,494	1,772,440	1,767,063
Retained earnings	959,582	919,537	841,701
Accumulated other comprehensive loss	(410,867)	(418,286)	(316,283)
Total stockholders' equity	2,424,470	2,372,737	2,391,476
Total liabilities and stockholders' equity	$20,602,332	$20,461,138	$19,661,799

Common shares outstanding	74,998,075	74,712,622	74,688,314
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Interest and dividend income:
Interest and fees on loans	$205,172	$189,992	$123,266	$395,165	$237,466
Interest on deposits in other banks	1,014	1,493	157	2,507	288
Interest and dividends on securities:
Taxable	15,565	16,753	14,695	32,317	28,361
Nontaxable	8,496	9,308	10,637	17,804	21,097
Total interest and dividend income	230,247	217,546	148,755	447,793	287,212
Interest expense:
Interest on deposits	65,267	51,834	6,097	117,100	10,580
Interest on short-term borrowings	8,044	7,563	555	15,607	576
Interest on long-term borrowings	4,852	4,706	3,336	9,558	6,358
Total interest expense	78,163	64,103	9,988	142,265	17,514
Net interest income	152,084	153,443	138,767	305,528	269,698
Provision for credit losses	6,069	11,850	3,559	17,920	6,359
Net interest income after provision for credit losses	146,015	141,593	135,208	287,608	263,339
Noninterest income:
Service charges on deposit accounts	8,118	7,902	8,040	16,020	15,637
Other service charges, commissions and fees	1,693	1,746	1,709	3,439	3,364
Interchange fees	2,459	2,325	2,268	4,784	4,078
Fiduciary and asset management fees	4,359	4,262	6,939	8,620	14,194
Mortgage banking income	449	854	2,200	1,303	5,317
Gain (loss) on sale of securities	2	(13,400)	(2)	(13,398)	(2)
Bank owned life insurance income	2,870	2,828	2,716	5,698	5,413
Loan-related interest rate swap fees	2,316	1,439	2,600	3,755	6,460
Other operating income	1,931	1,672	11,816	3,603	13,978
Total noninterest income	24,197	9,628	38,286	33,824	68,439
Noninterest expenses:
Salaries and benefits	62,019	60,529	55,305	122,547	113,603
Occupancy expenses	6,094	6,356	6,395	12,450	13,278
Furniture and equipment expenses	3,565	3,752	3,590	7,317	7,187
Technology and data processing	8,566	8,142	7,862	16,708	15,658
Professional services	4,433	3,413	4,680	7,847	8,770
Marketing and advertising expense	2,817	2,351	2,502	5,168	4,665
FDIC assessment premiums and other insurance	4,074	3,899	2,765	7,973	5,250
Franchise and other taxes	4,499	4,498	4,500	8,997	8,999
Loan-related expenses	1,619	1,552	1,867	3,171	3,643
Amortization of intangible assets	2,216	2,279	2,915	4,494	5,954
Other expenses	5,759	11,503	6,387	17,262	17,082
Total noninterest expenses	105,661	108,274	98,768	213,934	204,089
Income before income taxes	64,551	42,947	74,726	107,498	127,689
Income tax expense	9,310	7,294	12,500	16,604	21,773
Net income	$55,241	$35,653	$62,226	90,894	105,916
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$52,274	$32,686	$59,259	$84,960	$99,982

Basic earnings per common share	$0.70	$0.44	$0.79	$1.13	$1.33
Diluted earnings per common share	$0.70	$0.44	$0.79	$1.13	$1.33

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	June 30, 2023			March 31, 2023
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$1,865,193	$15,565	3.35%	$2,038,215	$16,753	3.33%
Tax-exempt	1,311,469	10,755	3.29%	1,429,346	11,782	3.34%
Total securities	3,176,662	26,320	3.32%	3,467,561	28,535	3.34%
LHFI, net of deferred fees and costs (3)	14,746,218	206,452	5.62%	14,505,611	191,178	5.35%
Other earning assets	168,929	1,141	2.71%	264,916	1,621	2.48%
Total earning assets	18,091,809	$233,913	5.19%	18,238,088	$221,334	4.92%
Allowance for loan and lease losses	(117,643)			(112,172)
Total non-earning assets	2,235,521			2,258,435
Total assets	$20,209,687			$20,384,351

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,387,473	$46,953	2.25%	$8,344,900	$38,315	1.86%
Regular savings	1,014,565	430	0.17%	1,087,435	364	0.14%
Time deposits	2,500,966	17,884	2.87%	2,291,530	13,155	2.33%
Total interest-bearing deposits	11,903,004	65,267	2.20%	11,723,865	51,834	1.79%
Other borrowings	1,071,171	12,896	4.83%	1,122,244	12,269	4.43%
Total interest-bearing liabilities	$12,974,175	$78,163	2.42%	$12,846,109	$64,103	2.02%

Noninterest-bearing liabilities:
Demand deposits	4,377,150			4,693,347
Other liabilities	397,621			421,295
Total liabilities	17,748,946			17,960,751
Stockholders' equity	2,460,741			2,423,600
Total liabilities and stockholders' equity	$20,209,687			$20,384,351
Net interest income		$155,750			$157,231

Interest rate spread			2.77%			2.90%
Cost of funds			1.74%			1.42%
Net interest margin			3.45%			3.50%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.